                                                                     EXHIBIT 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY
PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS REGISTERED IN THE NAME OF A DEPOSITARY (HEREINAFTER, A "DEPOSITARY") OR A NOMINEE OF A DEPOSITARY APPOINTED BY THE
COMPANY PURSUANT TO THE TERMS OF THE INDENTURE HEREINAFTER REFERRED TO. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN
THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN CERTAIN CIRCUMSTANCES DESCRIBED IN AN OFFICERS' CERTIFICATE
DATED MARCH 31, 1999, DELIVERED TO THE TRUSTEE BY THE COMPANY PURSUANT TO SECTION 301 OF THE INDENTURE. UNLESS AND UNTIL THIS
SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT
AS A WHOLE (i) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (ii) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER
NOMINEE OF THE DEPOSITARY OR (iii) BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITARY.

REGISTERED                                     VASTAR RESOURCES, INC.                                                     REGISTERED

No. A-2                                    6.50% NOTES DUE APRIL 1, 2009                            PRINCIPAL AMOUNT:   $100,000,000

CUSIP 922380 AD 2


                                        SEE REVERSE FOR CERTAIN DEFINITIONS

  VASTAR RESOURCES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the
"Company," which term includes any successor Person under the Indenture, as hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS on April 1, 2009 (the "Stated
Maturity"), and to pay interest thereon from March 31, 1999, or from the most recent Interest Payment Date (as hereinafter defined)
to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year (each an
"Interest Payment Date"), commencing October 1, 1999, at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a
Business Day), as the case may be, next preceding such Interest Payment Date. Any such Interest not so punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor
Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special
Record Date, or be paid by the Company at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

  Payment of the principal of (and premium, if any, on) and interest payable at Stated Maturity on this Security will be made in immediately available funds at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in
such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Periodic payments of interest will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register as of the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS
SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  March 31, 1999

  TRUSTEE'S CERTIFICATE OF AUTHENTICATION                     VASTAR RESOURCES, INC.
  This is one of the Securities of the series designated
  therein referred to in the within-mentioned Indenture.


  HARRIS TRUST AND SAVINGS BANK, as Trustee                   By:            /s/ CHARLES D. DAVIDSON
                                                                                       President
  By:       /s/ AMY S. ROBERTS

           Authorized Signatory                               Attest:            /s/ ALBERT D. HOPPE
                                                                                       Secretary


                            VASTAR RESOURCES, INC.

                         6.50% NOTES DUE APRIL 1, 2009

  This Security is one of a duly authorized issue of securities of the Company (referred to herein as the "Securities"), issued and to be issued in one or more series under an Indenture dated as of January 1, 1995 and as amended by Supplemental Indentures dated as of May 18, 1995 and April 16, 1998 (and as it may be further supplemented or amended from time to time, referred to herein as the "Indenture") among the Company and Harris Trust and Savings Bank (successor to NationsBank of Texas, N.A.), as trustee (referred to herein as the "Trustee," which term includes any successor trustee under the Indenture), and the Bank of Montreal Trust Company, as paying agent (the "Paying Agent," which term includes any successor paying agent under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any such series, on behalf of the Holders of all Outstanding Securities of that series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or substitution herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

  The Indenture contains provisions for the defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein.

  As set forth in, and subject to, the provisions of the Indenture, no Holder of any of the Securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee under the Indenture, such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall have failed to institute such proceeding within 60 days of receipt of such notice, request and offer of indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of that series a direction inconsistent with such written request during the 60-day period; provided, however, that such limitations do not apply to a suit instituted by the Holder for the enforcement of payment of the principal of, premium, if any, or interest on this Security on or after the respective due date expressed herein.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, and except as otherwise restricted by a legend printed on the face hereof, if any, the transfer of this Security may be registered in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, and except as otherwise restricted by a legend printed on the face hereof, if any, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Expenses may be charged for replacing mutilated, destroyed, lost or stolen Securities, provided the requirements for replacement are satisfied.

  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue; and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        _______________________________

                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common                UNIF GIFT MIN ACT - ____________________ Custodian ________________________________
TEN ENT  -   as tenants by the entireties                                (Cust)                               (Minor)
JT TEN   -   as joint tenants with right of                          under Uniform Gifts to Minors Act
             survivorship and not as tenants                         _______________________________________________________________
             in common                                                           (State)

                              Additional abbreviations may also be used though not in the above list.

                                                  ______________________________
    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
______________________________
|                            |
|____________________________|______________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
                         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____________________________________________________________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________________________________________________________________________________
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________      X ____________________________________________________________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
